Exhibit 10.6

Dated                                                                                                 2015

(1)          David Steven Levin

(2)          Melanie Levin

(3)          Miguel Carlos Corral

(4)          David Ryder

(5)          ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

SECOND deed of variation

In respect of Share Purchase

Agreement dated 22 april 2014 and loan note
instrument dated 22 april 2014

Mishcon de Reya

Summit House

12 Red Lion Square

London WC1R 4QD

Tel: 020 7440 7000

Fax: 020 7404 5982

Ref: KEM/LJ/43296.1

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THIS DEED is dated	2015

PARTIES

(1)	DAVID STEVEN LEVIN of 7 Ringley Chase, Whitefield, Manchester, M45 7UA (DSL).

(2)	MELANIE LEVIN of 7 Ringley Chase, Whitefield, Manchester, M45 7UA (ML).

(3)	MIGUEL CARLOS CORRAL of 1 Sergeants Lane, Whitefield, Manchester, M45 7TR (MCC).

(4)	DAVID RYDER of 6 Greenock Close, Ladybridge, Bolton BL3 4UD (DR and together with DSL, ML and MCC, the Sellers or the Noteholders).

(5)	ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. (formerly Victory Electronic Cigarettes Corporation) a company registered in State of Nevada, USA under number C13461-2004 whose registered office is at 11335 Apple Drive, Spring Lake, Michigan 49448, USA (the Buyer or the Company).

(6)	MUST HAVE LIMITED a company registered in England and Wales with company number 05101019 whose registered office is at Units 3-8 Bury South Business Park Riverview Close, Dumers Lane, Radcliffe Manchester M26 2AD (Must Have).

BACKGROUND

(A)	The Sellers and the Buyer are parties to a share purchase agreement dated 22 April 2014 for the sale (by the Sellers) and acquisition (by the Buyer) of the whole of the issued share capital of Must Have (the Agreement), as amended by a deed of variation and acknowledgement dated 3 October 2014 (the First Deed of Variation) and a deed of amendment dated 15 October 2014 (the Deed of Amendment). Copies of the Agreement, the First Deed of Variation and the Deed of Amendment are contained in Schedule 1, Schedule 3 and Schedule 4 of this deed respectively.

(B)	The Company is party to a loan note instrument dated 22 April 2014 constituting up to US$11,000,000 secured loan notes 2014 (the Instrument), as amended by the First Deed of Variation. A copy of the Instrument is contained in Schedule 2 of this deed. All of the loan notes constituted by the Instrument are held by the Noteholders.

(C)	The Company and the Noteholders wish to further amend the Agreement and the Instrument as set out in this deed with effect from the date hereof (the Variation Date). This deed is supplemental to the Agreement, the Instrument, the First Deed of Variation and the Deed of Amendment.

(D)	The Company has agreed to create and issue share options to certain individuals, including the Noteholders. This deed sets out the intention to create such share options.

AGREED TERMS

1.	DEFINitions and interpretation

1.1	Expressions defined in the Agreement and used in clause 2 of this deed will have the meaning set out in the Agreement.

1.2	Expressions defined in the Instrument and used in clause 3 of this deed will have the meaning set out in the Instrument, subject to any variation pursuant to clause 3 of this deed.

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2.	variations to the agreement AND Waiver

2.1	With effect from the Variation Date and in accordance with clause 23.1 of the Agreement, in consideration of the payment of £1.00 by the Buyer to the Sellers (receipt of which is hereby acknowledged) the parties agree the following amendments to the Agreement:

2.1.1	Amending clause 1.13 by deleting the words “, clause 3.1.5 or Schedule 8”;

2.1.2	Amending paragraph 4.3.1 of Part A of Schedule 8 by deleting the words “on or prior to 13 December 2014” and replacing them with “in accordance with paragraph 4.4 below”;

2.1.3	deleting paragraph 4.4 of Part A of Schedule 8 in its entirety and replacing it with the following new paragraph 4.4:

“4.4	Subject to the provisions of clause 4.4(A), the Earn-out Payment shall be paid (in the same manner as set out in paragraph 4.3 above) as follows:

4.4.1	in the event that the Last Repayment Date (as defined in the Loan Note Instrument (as amended from time to time)) occurs prior to 1 December 2017, an amount equal to US$300,000 less the sum paid on the Last Repayment Date pursuant to the Loan Note Instrument (as amended from time to time) on the Last Repayment Date (as defined in the Loan Note Instrument (as amended from time to time);

4.4.2	save where the Last Repayment Date occurs on 1 November 2017 (in which case, for the avoidance of doubt, this paragraph 4.4.2 shall not apply), US$300,000 on the first day of each month from and including the month immediately following the Last Repayment Date to and including 1 November 2017; and

4.4.3	the balance of the outstanding Earn-out Payment on 1 December 2017, together with all interest accrued during the period beginning on 1 May 2015,

provided that if any payment falls on a day that is not a Business Day then the relevant amount shall be paid on the next following Business Day.”; and

2.1.4	inserting the following new paragraph 4.4(A) in Part A of Schedule 8:

“4.4(A)	On a Change of Control of the Buyer or a Listing or Initial Registered Offering (as such terms are defined in the Loan Note Instrument) pursuant to which the Buyer raises not less than US$50,000,000 by way of equity offering, any and all remaining amount of the Earn-Out Consideration and any interest accrued but unpaid thereon shall be immediately due and payable by the Buyer, where for the purposes of this paragraph 4.4(A) “Change of Control” shall mean the acquisition (by any means) by a third party of any interest in the share capital of the Buyer if, upon completion of that acquisition, that third party (together with any person connected with or acting in concert with that third party) would be entitled to exercise more than 50% of the voting rights normally exercisable at any shareholder meeting of the Buyer”.

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2.1.5	inserting the following new paragraphs 4.4(B) and 4.4(C) in Part A of Schedule 8:

“4.4(B)	If any payment required to be made under paragraph 4.4 above is not paid by the Buyer on the relevant payment date then daily interest at the Prescribed Rate shall accrue on that unpaid principal amount from the due date until the date of payment of that amount. Interest shall be calculated on the basis of a 365 day year and any such interest accrued shall be paid at the same time as payment of the relevant unpaid principal amount. The provisions of clause 25.1 shall not apply to any payment of the Earn-out Payment.”.

“4.4(C)	If two or more payments required to be made under paragraph 4.4 above are not paid by the Buyer on the relevant payment date then any and all remaining amount of the Earn-Out Consideration and any interest accrued but unpaid thereon shall be immediately due and payable by the Buyer”

2.2	As security for the payment of the Earn-Out Consideration by the Buyer and any interest due and payable thereon, the Buyer shall grant to the Sellers a second ranking charge over the shares held by the Buyer in Must Have.

2.3	On the Variation Date the Buyer shall pay to the Sellers an amount equal to $273,270.47, which shall be in full and final settlement of all accrued but unpaid interest on the Earn-Out Consideration and the Loan Notes up to and including 30 April 2015.

2.4	Subject to the payment of the amount pursuant to clause 2.3 above, the Sellers unconditionally and irrevocably:

2.4.1	waive any and all unpaid interest accrued in respect of the Earn-out Payment on or prior to 30 April 2015 under the Agreement (whether through non-payment of the Earn-out Payment at the relevant time(s) or otherwise); and

2.4.2	release the Buyer from any obligation to pay such interest.

2.5	The Agreement (as varied by the First Deed of Variation and the Deed of Amendment) will remain fully effective as varied by this deed.

3.	variations to the instrument AND Waiver

3.1	With effect from the Variation Date and in accordance with clause 17 of the Instrument, in consideration of the payment of £1.00 by the Company to the Noteholders (receipt of which is hereby acknowledged), the parties agree the following amendments to the Instrument:

3.1.1	inserting the following new definition in clause 1.1:

“First Repayment Date means the Variation Date;”;

3.1.2	deleting the definitions of “Exchange Rate”, and “Interest Start Date” in clause 1.1;

3.1.3	inserting the following new definition in clause 1.1:

“Last Repayment Date means the first day of the month immediately following the Penultimate Repayment Date, provided that if such date falls on a day that is not a Business Day then the relevant amount shall be paid on the next following Business Day”;

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3.1.4	inserting the following new definition in clause 1.1:

“Penultimate Repayment Date means the first day of the month in which the final payment of $300,000 is to be made by the Company for the redemption of principal of the Notes such that the balance of the Notes following such payment is less than $300,000, provided that if such date falls on a day that is not a Business Day then the relevant amount shall be paid on the next following Business Day;”;

3.1.5	deleting the definition of “Repayment Date” in clause 1.1 in its entirety and replacing it with the following new definition of “Repayment Date”:

“Repayment Date means the first day of each month from and including 1 October 2016 up to and including the Penultimate Repayment Date (and Repayment Dates shall be construed accordingly), provided that if such date falls on a day that is not a Business Day then the relevant amount shall be paid on the next following Business Day;”;

3.1.6	deleting clause 5.1 in its entirety and replacing it with the following new clause 5.1:

“5.1	When the Notes become payable in accordance with the provisions of this instrument, the Company shall pay to the Noteholders the full principal amount of the Notes to be repaid together with any accrued interest on such Notes (less any tax which the Company is required by law to deduct or withhold from such payment).”;

3.1.7	deleting clauses 5.4 and 5.5 in their entirety;

3.1.8	deleting clause 11.1.5 (beginning “if the Initial Registration Statement…”) in its entirety;

3.1.9	inserting as a new clause 11.1.5:

“11.1.5	if the Company fails to make any two or more repayments due under paragraph 1.1 to 1.4 of Schedule 2;”;

3.1.10	deleting paragraph 1 of Schedule 2 in its entirety and replacing it with the following new paragraphs 1.1 to 1.9 (inclusive):

“1.1	On the First Repayment Date, the Company shall redeem US$8,000,000 of the principal amount of the Notes.

1.2	On each Repayment Date from 1 October 2016 up to and including the Penultimate Repayment Date but excluding 1 December 2016, the Company shall redeem US$300,000 of the principal amount of the Notes.

1.3	On 1 December 2016 the Company shall redeem a principal amount of the Notes equal to the greater of: (i) 50% of the unencumbered cash available to the Company on that date (if any); and (ii) US$300,000.

1.4	On the Last Repayment Date or 1 December 2017 (whichever is the earlier), the Company shall redeem any outstanding principal amount of the Notes.

1.5	On a Change of Control of the Buyer or a Listing or Initial Registered Offering pursuant to which the Buyer raises not less than US$50,000,000 by way of equity offering, any and all remaining amount of the Earn-Out Consideration and any interest accrued but unpaid thereon shall be immediately due and payable by the Buyer, where for the purposes of this Condition 1.5 “Change of Control” shall mean the acquisition (by any means) by a third party of any interest in the share capital of the Buyer if, upon completion of that acquisition, that third party (together with any person connected with or acting in concert with that third party) would be entitled to exercise more than 50% of the voting rights normally exercisable at any shareholder meeting of the Buyer, any and all remaining amount of the principal of the Notes and any interest accrued but unpaid thereon shall be due and payable by the Company.

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1.6	Any redemption of the Notes under Conditions 1.1 to 1.5 above shall be in cash and shall be made pro rata to the holdings of all Noteholders, together with any accrued and unpaid interest (less any tax required by law to be deducted or withheld from such payment) on the relevant Notes.

1.7	Should any amount due on any of the First Repayment Date, any Repayment Date or the Last Repayment Date not be paid when due, then such payment shall be made by the Company on the next Repayment Date (the “Following Repayment Date”) together with the amount which was already due to be paid on the Following Repayment Date.”

3.1.11	Deleting paragraph 4.2 of Schedule 2 in its entirety and replacing it with the following new paragraph 4.2:

“4.2	For the period from and including the Variation Date to and including the Last Repayment Date interest on the principal amount of the Notes outstanding shall accrue at the rate of 10% per annum.”

3.4	As security for the payment of the principal of the Notes by the Buyer and any interest due and payable thereon, the Buyer shall grant to the Sellers a second ranking charge over the shares held by the Buyer in Must Have.

3.5	The Instrument (as varied by the First Deed of Variation) will remain fully effective as varied by this deed.

3.6	The parties acknowledge and agree that this deed shall constitute a resolution in writing of the Noteholders (pursuant to paragraph 18 of Schedule 4 of the Instrument), and that, for the purposes of clause 17 of the Instrument, such resolution (which approves certain amendments to the Instrument) shall be as valid and effectual as a Special Resolution.

3.7	Subject to the payment of the amount pursuant to clause 2.3 above, the Noteholders unconditionally and irrevocably:

3.7.1	waive any and all unpaid interest accrued in respect of the Notes on or prior to the Variation Date under the Instrument (whether through non-repayment of the Notes at the relevant time(s) or otherwise); and

3.7.2	release the Company from any obligation to pay such interest.

4.	SHARE OPTIONS

4.1	Within 60 days of the date of this deed, the Company shall establish a share option plan pursuant to which share options with the following vesting periods shall be created:

4.1.1	Year 1: 10%;

4.1.2	Year 2 15%;

4.1.3	Year 3 25%; and

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4.1.4	Year 4 50% (the Share Options and each of Year 1, Year 2, Year 3 and Year 4 being a Vesting Period).

The exercise price of the Share Options shall be $0.05 and the remaining terms of the Share Options shall be as set out in the document pursuant to which the Share Options are created.

4.2	Within 30 days of the Share Options being established, the Company shall grant Share Options representing an aggregate amount of 30,000,000 shares in the Company (ranking pair passu with the existing ordinary shares in the Company) to employees of Must Have, with the allocation per individual being determined by Must Have in its sole discretion save that DSL shall be granted options representing an aggregate of 6,375,000 shares.

4.3	The creation and grant of the Share Options shall be undertaken in as tax efficient manner as reasonably practicable.

4.4	Should any repayment of principal of Notes held by DSL, MCC or DR as set out in paragraphs 1.1 to 1.4 of Schedule 2 of the Instrument or any payment of Earn-Out Consideration to DSL, MCC or DR as set out in clause 4.4 of the Agreement not be paid when due then the number of options held by DSL, MCC or DR (as the case may be) which would have vested in the Vesting Period in which the non-payment occurred (such Vesting Period being the “Breached Vesting Period”) shall immediately vest together with such further number of options from the Vesting Period immediately following the Breached Vesting Period (such Vesting Period being the “Following Vesting Period”) as would increase the percentage referred to in clause 4.1 above for the Breached Vesting Period by an additional 10% and will accordingly reduce the number of options capable of vesting in the Following Vesting Period by 10% (for example, should the non-payment occur in Year 2, then 15% of the relevant individual’s options (being the options which should vest in Year 2) and a further 10% of the relevant individual’s options (being 10% of the 25% of the options which should vest in Year 3, leaving 15% to vest in Year 3) shall vest).

4.5	For the avoidance of doubt, in the event that either:

4.5.1	repayment in full of the principal (and any interest accrued thereon) of Notes held by DSL, MCC or DR, as set out in paragraphs 1.1 to 1.4 of Schedule 2 of the Instrument; or

4.5.2	payment in full of Earn-Out Consideration (and any interest accrued thereon) to DSL, MCC or DR as set out in clause 4.4 of the Agreement has not been made on or before 1 December 2017, then all options held by DSL, MCC or DR shall vest immediately.

5.	SENIOR DEBT

The Company hereby warrants and undertakes to the Sellers that the Senior Debt (as defined in the Deed of Amendment) has been repaid in full and further warrants and undertakes to the Sellers that the consent of the Senior Security Trustee and the Senior Creditor (each as defined in the Deed of Amendment) is not required for the purposes of the parties hereto entering into this deed.

6.	COSTS

The Company shall pay the Sellers’ reasonably and properly incurred legal fees in connection with the negotiation and settlement of this deed and any other document or arrangement detailed herein, subject to an aggregate maximum amount of £15,000 (plus VAT and reasonably and properly incurred disbursements), upon the presentation of an appropriate invoice for such fees.

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7.	governing law and jurisdiction

This deed, and any non-contractual obligations arising out of or in connection with it, will be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts in respect of any claim, dispute or difference arising out of or in connection with this deed.

8.	COUNTERPARTS

This deed may be executed in any number of counterparts and by the parties on separate counterparts, but will not be effective until each party has executed and delivered at least one counterpart. Each counterpart, when executed and delivered, constitutes an original, but all counterparts together constitute the same instrument.

The parties have executed and delivered this document as a deed on the date stated at the beginning of it.

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SIGNED as a deed by DAVID STEVEN LEVIN in the presence of:	Signature

Witness signature

Name (in BLOCK CAPITALS)

Address

SIGNED as a deed by MELANIE LEVIN in the presence of:	Signature

Witness signature

Name (in BLOCK CAPITALS)

Address

SIGNED as a deed by MIGUEL CARLOS CORRAL in the presence of:	Signature

Witness signature

Name (in BLOCK CAPITALS)

Address

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SIGNED as a deed by DAVID RYDER in the presence of:	Signature

Witness signature

Name (in BLOCK CAPITALS)

Address

EXECUTED as a deed by ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. acting by a director, in the presence of:	Signature Director
Print name

Witness signature

Name (in BLOCK CAPITALS)

Address

EXECUTED as a deed by MUST HAVE LIMITED. acting by a director, in the presence of:	Signature Director
Print name

Witness signature

Name (in BLOCK CAPITALS)

Address

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Schedule 1 – The Agreement

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Schedule 2 – The Instrument

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Schedule 3 – First Deed of Variation

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Schedule 4 – DEED OF AMENDMENT

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